Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Metaldyne Performance Group Inc. of our report dated March 14, 2014 relating to the financial statements of Grede Holdings LLC and Subsidiaries, which appears in Amendment No. 5 to Registration Statement on Form S-1 of Metaldyne Performance Group Inc. filed with the Securities and Exchange Commission on December 4, 2014.

PricewaterhouseCoopers LLP
Detroit, Michigan
December 11, 2014